Consent of Independent Certified Public Accountants








The Board of Directors
Yonkers Financial Corporation:

Gentlemen:

           We consent to the incorporation by reference (in this Registration Statement on Form S-8 of Yonkers Financial Corporation) of our report dated December 28, 1995, relating to the balance sheets of The Yonkers Savings and Loan Association, FA as of September 30, 1995 and 1994, and the related statements of income, changes in equity, and cash flows for each of the years in the three-year period ended September 30, 1995, which report appears in the prospectus dated February 12, 1996 included in the Registration Statement on Form S-1 (File No. 33-81013) of Yonkers Financial Corporation. Our report refers to changes in the methods of accounting for securities and income taxes in fiscal 1994. We further consent to the references to our firm under the headings "Statements of Income" and "Experts" in the prospectus.




                                    /s/ KPMG Peat Marwick llp


Stamford, Connecticut
June 7, 1996